UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 13, 2008

The Hartcourt Companies Inc.
(Exact name of Company as specified in its charter)

Utah	001-12671	87-0400541
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

Room 706, Silver Tower, No. 933, Zhongshanxi Road, Shanghai, China 200051
(Address of principal executive offices)

((86) 21 51113716
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 13, 2008, The Hartcourt Companies, Inc. (the “Company”) entered into a definitive agreement to purchase 60% of the equity of Beijing Yanyuan Rapido Education Company (“Beijing Yanyuan”). Under the terms of the definitive agreement executed by Beijing Yanyuan and the Company, subject to adjustment as described below, the Company agreed to pay to the shareholders of Beijing Yanyuan 69 million shares of the Company’s restricted common stock. Under the terms of the agreement between Beijing Yanyuan and the Company, Beijing Yanyuan committed that its net profit would exceed RMB6 million (US$827,000) for the year 2008, RMB10 million (US$1.379 million) for the year 2009, and RMB14 million (US$1.931 million) for the year 2010. The restricted common shares to be issued by the Company in connection with the acquisition will be released to shareholders of Beijing Yanyuan in three installments based on the profit realized by Beijing Yanyuan over the three-year period from 2008 to 2010. If the profit realized by Beijing Yanyuan in any of the three years in the period from 2008 to 2010 is less than the profit target committed to by Beijing Yanyuan for such calendar year, then the number of shares issuable by the Company is subject to reduction. The definitive agreement executed by Beijing Yanyuan and the Company contains representations, warranties and covenants customary for transactions of this size and nature. The closing of the transaction is subject to customary closing conditions, including obtaining the approval of Beijing Yanyuan’s stockholders and of the government of the People’s Republic of China.

Item 7.01  Regulation FD Disclosure.

On June 13, 2008 the Company issued a press release announcing the Company’s entry into a definitive agreement to acquire a controlling equity interest in Beijing Yanyuan.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.  In accordance with General Instruction B.2 of Form 8-K, Exhibits 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

99.1         Press Release dated June 13, 2008 announcing Company’s entry into definitive agreement with Beijing Yanyuan.

***

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China, on June 17, 2008.

The Hartcourt Companies Inc.

By:	/s/ Victor Zhou

Victor Zhou
Chief Executive Officer (Principal Operating Officer)

Exhibit Index

Exhibit	Description
Exhibit 99.1	Press Release dated June 13, 2008 announcing Company’s entry into definitive agreement with Beijing Yanyuan.